                                                                   Exhibit 10.15

                            STOCKHOLDERS' AGREEMENT
                            -----------------------

     THIS STOCKHOLDERS' AGREEMENT (this "Agreement"), made as of this 9/th/ day of September, 1999, by and among PaeTec Corp., a Delaware corporation (the "Corporation"), Alliance Cabletel Holdings, L.P., a Delaware limited partnership ("Alliance"), Kline Hawkes California SBIC, L.P. ("Kline Hawkes"), The Union Labor Life Insurance Company Separate Account P ("ULLICO"), the individuals and/or entities listed on Schedule A hereto (together with Alliance, Kline
                          ----------
Hawkes and ULLICO, the "CCS Group Stockholders"), Arunas A. Chesonis ("Mr. Chesonis"), Christopher Edgecomb, Trustee of the Christopher E. Edgecomb Living Trust dated April 25, 1998 ("Mr. Edgecomb") and Jeffrey Sudikoff ("Mr. Sudikoff"; and together with Mr. Chesonis and Mr. Edgecomb, the "Majority Stockholders"). The CCS Group Stockholders and the Majority Stockholders are hereinafter sometimes collectively referred to as the "Stockholders" and individually as a "Stockholder".

                                    RECITALS
                                    --------

     WHEREAS, the Corporation is party to an Agreement and Plan of Reorganization (the "Merger Agreement") dated as of June 4, 1999, as amended, with PaeTec Merger Corp., a Delaware corporation and a wholly-owned subsidiary of the Corporation (the "Merger Sub"), and Campuslink Communications Systems, Inc., a Delaware corporation ("Campuslink"), pursuant to which the Merger Sub will be merged with and into Campuslink, with Campuslink being the surviving entity (the "Merger").

     WHEREAS, pursuant to subscription agreements, certain of the CCS Group Stockholders purchased from the Corporation in a private placement an aggregate of 1,200,000 shares of Class A Common Stock of the Corporation, $0.01 per value per share ("Class A Common Stock").

     WHEREAS, pursuant to a proposed Common Stock Purchase Agreement (the "PCG Purchase Agreement") to be entered into between Star Telecommunications, Inc. ("Star") and Pacific Capital Group, Inc. ("PCG"), PCG, who is an Affiliate of Alliance, may purchase (either on its own behalf or with other purchasers designated by it, one or more of whom may be CCS Group Stockholders) 2,900,000 shares of Class A Common Stock owned by Star (such shares (upon acquisition by PCG or its designees) being referred to in this Agreement as the "PCG Shares"), which PCG shares will not be covered by this Agreement but will (assuming such contemplated purchase is consummated) be subject to a Stockholders' Agreement with the Corporation and the Majority Stockholders which is similar to this Agreement (the "PCG Stockholders' Agreement").

     WHEREAS, upon consummation of the Merger, Campuslink will become a wholly-owned subsidiary of the Corporation, and each of the CCS Group Stockholders, who constitute all of the holders of capital stock and warrants to purchase capital stock of Campuslink, will own that number of shares of Class A Common Stock and/or that number of options to purchase Class A Common Stock (the "Options")
as set forth opposite each individual's or entity's name on
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Schedule B attached to this Agreement (which numbers include the shares of Class
----------
A Common Stock referred to in the above recital).

     WHEREAS, the Majority Stockholders currently own that number of shares of Class A Common Stock, and that number of shares of Class B Common Stock of the Corporation ("Class B Common Stock"), $0.01 par value per share, as set forth opposite each Majority Stockholder's name on Schedule C attached to this
                                             ----------
Agreement.

     WHEREAS, pursuant to Sections 8.10 and 9.10 of the Merger Agreement, it is a condition precedent to the obligations of the parties thereunder to consummate the Merger that the parties enter into this Agreement.

     WHEREAS, the Stockholders believe that it is in the best interests of the parties hereto (a) to formalize their agreements relating to preemptive and tag-along rights upon certain transfers of Securities (as defined below); (b) to formalize their agreements regarding certain voting matters; and (c) to define certain rights, duties and obligations among the parties hereto.

     NOW, THEREFORE, the Stockholders and the Corporation agree as follows:

     1.   Definitions.
          -----------

          1.1  "Affiliate" shall mean any Person that directly, or indirectly
                ---------
through one or more intermediaries, controls or is controlled by, or is under common control with, any other Person.

          1.2  "Common Stock" shall mean, collectively, the Class A Common
                ------------
Stock and the Class B Common Stock of the Corporation.

          1.3  "Majority Stockholders' Agreement" shall mean that certain
                --------------------------------
Stockholders' Agreement dated August 13, 1998 between Mr. Chesonis, Mr. Edgecomb, as Trustee of the Christopher E. Edgecomb Living Trust dated April 25, 1998, and Mr. Sudikoff, as such Stockholders' Agreement is in effect as of the date hereof.

          1.4  "Permitted Transferee" shall mean the transferee of any
                --------------------
Securities of any Stockholder who is an Affiliate of such Stockholder or the spouse, lineal descendents (natural or adopted) or parents of such Stockholder or Affiliate, or (with the prior consent of the Corporation, which consent shall not be unreasonably withheld or delayed) the respective constituent partners or participants of such Stockholder or such partners' or participants' direct and indirect constituent partners, stockholders and Affiliates, or an inter vivos
                                                                  ----- -----
trust for the benefit of any such person.

          1.5  "Person" shall mean any individual, corporation, partnership
                ------
(general or limited), limited liability company, limited liability partnership, firm, trust, association or other entity.

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          1.6  "Securities" shall mean, collectively, all capital stock of the
                ----------
Corporation, all rights to acquire any shares of any capital stock of the Corporation and all securities convertible into capital stock of the Corporation (including indebtedness convertible into or exchangeable for shares of capital stock of the Corporation), together with any and all securities received as stock splits, dividends on or in substitution for any capital stock of the Corporation, or in connection with any increase, reduction or reclassification of the capital stock of the Corporation, or upon any reorganization, recapitalization, share exchange, exchange offer, merger or consolidation of the Corporation with any one or more entities in which an entity other than the Corporation is the surviving entity, or upon the exercise of any option or warrant to purchase capital stock of the Corporation.

          1.7  "Stock Rights Agreements" shall mean, collectively, (i) the Stock
                -----------------------
Rights Agreements, dated as of July 17, 1998 and as amended as of August 13, 1998 and September 30, 1998, by and among the Corporation, PaeTec Communications, Inc., Arunas A. Chesonis and each of Joseph D. Ambersley,
John Baron, Bradford M. Bono, Edward J. Butler, Richard E. Ottalagana,
Richard J. Padulo and Daniel J. Venuti; (ii) the Stock Rights Agreement, dated as of August 13, 1998 and as amended as of September 30, 1998, by and among the Corporation, PaeTec Communications, Inc., Arunas A. Chesonis and
Timothy J. Bancroft; and (iii) the Stock Rights Agreement, dated as of October 30, 1998, by and among the Corporation, PaeTec Communications, Inc.,
Arunas A. Chesonis and Katherine A. Chapman, each as in effect as of the date of this Agreement.

          1.8  "Transfer" shall mean any sale, pledge, assignment, encumbrance,
                --------
transfer, hypothecation, gift or other alienation, by operation of law or otherwise, of any Securities.

     2.   Tag-Along Rights.
          ----------------

          2.1  Right to Transfer.  If, at any time, one or more Majority
               -----------------
Stockholders (which term, for purposes of this Section 2 shall refer to such Majority Stockholders and/or each of the Permitted Transferees of such Majority Stockholders) propose to Transfer any Securities to any Person (other than (a) a Transfer to a Permitted Transferee and (b) the Transfer by Mr. Chesonis of not more than 25,000 shares of Common Stock pursuant to an option agreement with James Daleen), such Majority Stockholder (a "Transferring Stockholder") shall give written notice to each of the CCS Group Stockholders (which term, for purposes of this Section 2 shall refer to such CCS Group Stockholder and/or each of the Permitted Transferees of such CCS Group Stockholders) ("Non-Transferring Stockholders") and the Corporation at least 25 business days prior to the consummation of the proposed Transfer (the "Tag-Along Notice"). Each Non-Transferring Stockholder may, upon giving written notice to the Transferring Stockholder and the Corporation within 15 business days after its receipt of the Tag-Along Notice (a "Tag-Along Election Notice"), participate in such Transfer on a pro rata basis, at the same price and upon the same terms and conditions as
     --- ----
are applicable to the Transferring Stockholder in such transaction. For purposes of the preceding sentence, each Non-Transferring Stockholder's pro rata
                                                                        --- ----
share shall

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be a percentage of the total number of Securities that the purchaser agrees to purchase, such percentage to be determined by dividing (a) the number of Securities that such Non-Transferring Stockholder submits for sale pursuant to
Section 2.2, by (b) the number of Securities proposed to be sold by the Transferring Stockholder plus the total number of Securities that all Non-Transferring Stockholders submit for sale pursuant to Section 2.2, plus, with respect to a proposed Transfer by Mr. Chesonis, the total number of Securities that Mr. Edgecomb and Mr. Sudikoff have the right to Transfer in such transaction pursuant to Section 3 of the Majority Stockholders' Agreement, plus the total number of Securities that certain Officers of the Corporation have the right to Transfer in such transaction pursuant to the Stock Right Agreements.

          2.2  Percentage Participation.  Each Non-Transferring Stockholder may
               ------------------------
submit for sale the same percentage of the holdings of each class of Securities of the Corporation held by the Non-Transferring Stockholder as the quantity of the corresponding class of Securities being sold by the Transferring Stockholder represents of the Transferring Stockholder's total holdings of that class. For this purpose, (a) the Class A Common Stock of the Corporation and the Class B Common Stock of the Corporation shall be deemed one and the same class of securities and (b) subject to Section 2.3 below, holdings of Common Stock and holdings of warrants, options (including the Options held by one or more of the CCS Group Stockholders) or other rights to purchase Common Stock shall be treated as being identical.

          2.3  Common Stock Equivalents.  If the Transferring Stockholder
               ------------------------
proposes to Transfer Common Stock or warrants, options or other rights to purchase Common Stock (which Common Stock, warrants, options and rights are individual and collectively sometimes referred to herein as "Common Stock Equivalents"), the Non-Transferring Stockholder may sell Common Stock Equivalents. The per share purchase price paid for Common Stock Equivalents held by the Non-Transferring Stockholder shall be the per share price paid for the Common Stock Equivalents being sold by the Transferring Stockholder. In such case, the per share price paid for Common Stock Equivalents shall be the same but with an adjustment to take into account the cost, or any difference in cost, of purchasing Common Stock upon exercise of the warrants, options and subscription rights.

          2.4  Requirement to Purchase.  If any Non-Transferring Stockholder
               -----------------------
gives a timely Tag-Along Election Notice, the Transferring Stockholder shall require the purchaser, as a condition precedent to consummating the purchase of Securities from the Transferring Stockholder, purchase the Securities that the Non-Transferring Stockholder is entitled to Transfer under this Section 2. Subject to Section 2.3, such purchase shall be at the same price and upon the same terms and conditions as are applicable to the sale by the Transferring Stockholder. The Transferring Stockholder shall not complete its sale to the purchaser if the purchaser fails to satisfy the condition precedent referred to in the second preceding sentence.

          2.5  Termination of Tag-Along Rights.  The rights granted to the CCS
               -------------------------------
Group Stockholders pursuant to this Section 2 shall terminate upon the completion by the Corporation of an initial public offering of its Common Stock with gross proceeds from such offering of $25

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million or greater.

          2.6  No Other Tag-Along Rights.  Except for (i) the rights granted
               -------------------------
to the CCS Group Stockholders under Section 2 of this Agreement, (ii) the co-sale rights granted to Mr. Edgecomb and Mr. Sudikoff under the Majority Stockholders' Agreement, (iii) the co-sale rights granted under the Stock Rights Agreements, and (iv) the tag-along rights to be granted to PCG and its designees under the PCG Stockholders' Agreement, no Majority Stockholder shall grant tag-along, co-sale or other rights similar to the rights granted to the CCS Group Stockholders under this Section 2 (i.e., the right to participate in the
                                   ---
Transfer of Securities in connection with a Transfer of Securities by a Majority Stockholder) without the prior written consent of CCS Group Stockholders holding a majority of the shares of Common Stock held by all CCS Group Stockholders on the applicable date that such Majority Stockholder desires to grant such rights.

     3.   Rights Upon Issuance of Stock by the Corporation.
          ------------------------------------------------

          3.1  Right to Purchase.  Subject to Section 3.3 below, each CCS Group
               -----------------
Stockholder (which term, for purposes of this Section 3 shall refer to (i) each CCS Group Stockholder, (ii) each of the Permitted Transferees of each CCS Group Stockholder, and (iii) each third party transferee of Securities from a CCS Group Stockholder who is entitled to enjoy the rights of such CCS Group Stockholder hereunder pursuant to Section 8.5 of this Agreement) shall have a preemptive right (that is, a right to purchase such CCS Group Stockholder's pro
                                                                            ---
rata share of all capital stock of the Corporation on a fully diluted basis
----
assuming the exercise of all outstanding options and warrants to purchase capital stock of the Corporation, based on such CCS Group Stockholder's actual and assumed holdings at that date, at the same price and on the same terms and conditions as those upon which such capital stock is proposed to be sold) to acquire any shares of any class of capital stock of the Corporation, including unissued shares, treasury shares or any rights or options to purchase such capital stock, or any securities convertible into or exchangeable for such capital stock or any options to purchase such convertible or exchangeable securities (collectively, "Capital Stock"), authorized by the Board of Directors of the Corporation for issuance after the date hereof; provided, however, that
                                                       --------  -------
the foregoing provision shall not apply to any such Capital Stock of the
Corporation: (a) issued upon the exercise of the warrants and options listed on
Schedule 3.1 to this Agreement or warrants or options granted or Common Stock
------------
issued by the Company after the date of this Agreement pursuant to the Corporation's 1998 Incentive Compensation Plan or Agent Bonus Plan each as in effect on the date hereof; (b) issued in connection with a stock split or dividend; (c) issued in connection with a merger or consolidation approved pursuant to Section 5.1(g) of this Agreement; (d) issued upon the exchange, conversion or exercise of any Securities that are exchangeable for, convertible into or exercisable for shares of the Corporation's capital stock, the original issuance of which was authorized in compliance with Section 5.1 of this Agreement; or (e) issued in connection with an initial public offering of the Corporation's Common Stock with gross proceeds in excess of $25 million.

          3.2  Procedure.  Prior to any issuance or sale by the Corporation of
               ---------
any shares of Capital Stock subject to the rights described in subsection 3.1 above, the Corporation shall notify each CCS Group Stockholder, in writing, of its intention to sell or issue such shares, setting forth in reasonable detail the consideration and other terms under which it proposes to make such sale or issuance (the "Corporation Notice"). Within 20 business days after the Corporation Notice, each CCS Group Stockholder shall notify the Corporation whether such CCS Group Stockholder elects to purchase such CCS Group Stockholder's pro rata share (or any part
                                                --- ----
thereof) of the shares so offered upon the consideration and other terms set forth in the Corporation Notice. If, within such 20 business days, a CCS Group Stockholder shall have notified the Corporation of his or its election to exercise the right granted pursuant to Section 3.1 above, such CCS Group Stockholder shall purchase his or its pro rata share (or any part thereof) of
                                      --- ----
the shares, on the consideration and other terms set forth in the Corporation Notice by the later of (a) the 10/th/ day after delivery of his or its notice to the Corporation electing to exercise the foregoing right and (b) the closing of the transaction referred to in the Corporation Notice. If, however, such CCS Group Stockholder shall not, within 20 business days after the Corporation Notice, have notified the Corporation that such CCS Group Stockholder elects to exercise the right granted pursuant to Section 3.1 above with regard to any or all of the shares subject to the transaction described in the Corporation Notice, such CCS Group Stockholder shall be deemed to have waived his or its rights under this Section 3 with respect to any portion of the shares that he or it shall not have elected to purchase; provided, however, that failure by a CCS
                                       --------  -------
Group Stockholder to exercise or to consummate his or its option to purchase with respect to one sale or issuance shall not affect the option to purchase shares under this Section 3 in any subsequent sale or issuance.

          3.3  Termination of Right.  The right to purchase granted to each CCS
               -----------------
Group Stockholder pursuant to this Section 3 shall terminate upon the completion by the Corporation of an initial public offering of its Common Stock, with gross proceeds from such offering of $25 million or greater.

     4.   Matters Concerning the Board of Directors.
          -----------------------------------------

          4.1  Director Voting.  So long as Mr. Chesonis owns (whether
               ---------------
beneficially or of record) or otherwise has the right to vote any shares of Class B Common Stock of the Corporation, Mr. Chesonis shall vote all of his shares of Common Stock (including the shares of Common Stock owned by others which he has the right to vote) for the election of (i) that number of nominees to serve as directors of the Corporation nominated by the CCS Group Stockholders (which term, for purposes of this Section 4 shall refer to each CCS Group Stockholder and/or each of the Permitted Transferees of each CCS Group Stockholder and/or each of the Permitted Transferees of each CCS Group Stockholder) (the "CCS Group Directors") which shall equal the greater of (a) a number of members of the Board of Directors of the Corporation by the CCS Board Percentage and (b) one nominee and (ii) any nominee designated by the CCS Group Stockholders to fill any vacancy created by the resignation or removal of any then current CCS Group Director. For purposes of this Section 4.1, the "CCS Board Percentage" shall be equal to the total number of shares of Common Stock owned by the CCS Group Stockholders (excluding any PCG Shares owned by the CCS Group Stockholders) divided by the total number of issued and outstanding shares of Common Stock of the Corporation. For purposes of this Section 4.1, nominees to serve as CCS Group Directors shall be determined by the vote of CCS Group Stockholders holding a majority of the shares of Common Stock held by all the CCS Group Stockholders on the applicable date that a nominee is required to be nominated. Other than any votes cast for the CCS Group Directors (or any directors which PCG becomes entitled to nominate under the PCG Stockholders' Agreement), the CCS Group Stockholders shall vote all of their shares of Common Stock for the election of any director nominees by Mr. Chesonis.

          4.2  Termination.  The provisions set forth in this Section 4 shall
               -----------
terminate on the first to occur of (a) the date that Mr. Chesonis ceases to own, or otherwise have the right to vote, any shares of Class B Common Stock of the Corporation and (b) the date that the CCS Group Stockholders (including their Permitted Transferees) cease to own, on an aggregate basis, at least 5% of the issued and outstanding shares of Common Stock of the Corporation.

     5.   Approval of Certain Transactions.
          --------------------------------

          5.1  Approval of Major Transactions.  The Corporation shall not, on or
               ------------------------------
after the date hereof, directly or indirectly, authorize or engage in any Major Transaction (as defined below) without the approval of a majority of the CCS Group Directors, or, if there are only two CCS Group Directors, then without the approval of both CCS Group Directors. The term "Major Transaction" shall consist of:

          (a) any acquisitions of assets for consideration in excess of (i) $10 million in any single transaction or series of relation transactions, or
     (ii) $25 million in the aggregate (which amount shall be increased to $50 million upon completion by the Corporation of a high yield debt offering with gross proceeds of at least $100 million);

          (b) any leases providing for payment obligations in excess of (i) $5 million in any single transaction or series of related transactions, or
     (ii) $25 million in aggregate leases at any one time;

          (c) any disposition, lease, conveyance or transfer of assets with a value in excess of $1 million in any single transaction or series of related transactions;

          (d) any encumbrance of the Corporation's (or any subsidiary's) assets (other than statutory liens for monies not yet due and purchase money security interests not in excess of $1 million in the aggregate in force at any one time);

          (e) any borrowings by the Corporation (or any subsidiary) of $25 million or greater, in the aggregate, at any one time;

          (f) any acquisition or sale of securities of another Person with a purchase price of $25 million or greater;

          (g) any merger or consolidation of the Corporation or any of its subsidiaries with or into any other Person or any reclassification or other exchange of any stock, provided that this paragraph shall not involve any transaction in which the Corporation or its subsidiary is the surviving entity and which involves aggregate consideration to the equity owners of the other party (or parties) of not more than $10 million.

          (h) any issuance, or any agreement to issue, by the Corporation of any Securities of the Corporation other than pursuant to the Corporation's 1998 Incentive Compensation Plan or Agent Bonus Plan, as each such Plan is in effect on the date hereof or pursuant to the options issued to Clinton Walker, Lodwrick Cook and Stephen Mayo on the date hereof in connection with the Merger;

          (i) any purchase, redemption or other acquisition for value (or any payment into or setting aside as a sinking fund for such purpose) and any Securities of the Corporation;

          (j) the entering into of any contract, agreement or arrangement which is outside the ordinary course of the Corporation's business (it being understood that any agreement relating to the resale of energy is outside the ordinary course of the Corporation's business, and agreements for telecommunications services, including content over digital subscriber lines, Internet services or other related services are generally within the ordinary course of business) or which is with any officer, director or stockholder of the Corporation or any affiliate of such officer, directors or stockholder;

          (k) any amendment to the charter documents or bylaws of the Corporation; and

          (l) any transaction which would materially change the nature of the Corporation's business.

          5.2  Termination.  The provisions of this Section 5 shall terminate on
               -----------
the first to occur of (a) the date of the completion of the Corporation of an initial public offering of its Common Stock, with gross proceeds from such offering of $25 million or greater and (b) the date that the CCS Group Stockholders (including their Permitted Transferees) cease to own, on an aggregate basis, at least 5% of the issued and outstanding shares of Common Stock of the Corporation.

     6.   Legend on Securities; Additional Securities.
          -------------------------------------------

          6.1  Legend.  Each certificate or instrument representing, and any
               ------
future certificate or instrument evidencing ownership of, the Securities that are subject to this Agreement will be conspicuously imprinted with the following legends:

     "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE
     SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND APPLICABLE STATE LAWS."

     "IN ADDITION, SUCH SECURITIES ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS' AGREEMENT DATED AS OF SEPTEMBER 9, 1999 BETWEEN PAETEC CORP., AND CERTAIN STOCKHOLDERS OF PAETEC CORP. THE VOTING AND SALE, TRANSFER OR OTHER DISPOSITION OF THESE SECURITIES IS SUBJECT TO THE TERMS OF SUCH STOCKHOLDERS' AGREEMENT AND SUCH SECURITIES WILL BE TRANSFERRED ONLY UPON PROOF OF COMPLIANCE THEREWITH."

The legend in respect of this Agreement shall not be removed from the Securities so long as this Agreement remains in effect. The legend in respect of the compliance with applicable federal or state securities laws shall be removed if an opinion of counsel reasonably satisfactory to the Corporation and the Corporations' counsel is provided to the Corporation that such legend is not required in order to establish compliance with any provisions of the Securities Act or applicable state securities laws.

          6.2  Additional Securities.  If the Corporation distributes any of its
               ---------------------
shares of Common Stock or other Securities to any of the Stockholders as a dividend upon any of the Securities then outstanding or issues any of its Securities to any of the Stockholders in lieu of, or in exchange for, or in addition to Securities then outstanding, or any Stockholder acquires or obtains any additional Securities, then, and in any of such events, any such Securities distributed or issued or acquired or obtained by any Stockholder will be deemed to be "Securities" under this Agreement and will be subject to the terms of this Agreement.

     7.   Injunctive Relief.  Each Stockholder and the Corporation acknowledges
          -----------------
and agrees that the terms, covenants and obligations of this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms, covenants or obligations of this Agreement will cause the Corporation and each Stockholder irreparable injury in an amount which would be impossible to estimate or determine and for which adequate compensation could not be fashioned. Therefore, each Stockholder and the Corporation agrees that the Corporation and/or the other Stockholders (as applicable) will be entitled to an injunction, restraining order or other equitable relief as a matter of course, and without the necessity of proving irreparable harm or the inadequacy of a legal remedy or posting a bond, from any court of competent jurisdiction, restraining the applicable Stockholders or the corporation and any other person(s) as the court may order from committing any violation or threatened violation of the terms, covenants or obligations in this Agreement. The Corporation's and each Stockholder's rights and remedies under this Section 7 are cumulative and are in addition to any other rights and remedies that the

Corporation or any Stockholder may have under this Agreement or any other agreement or at law or in equity.

     8.   Miscellaneous.
          -------------

          8.1  Continuing Force; Remedies Cumulative.  The provisions contained
               -------------------------------------
in this Agreement will survive and remain in full force and effect after execution of this Agreement. The remedies contained in this Agreement will survive and remain in full force and effect after the termination of this Agreement. The rights and remedies provided for in this Agreement are cumulative and will be in addition to rights and remedies otherwise available to the parties under any other agreement or applicable law.

          8.2  Amendment.  This Agreement may only be amended by a written
               ---------
agreement signed by each of the Majority Stockholders and by the CCS Group Stockholders holding at least 75% of the Common Stock owned by all of the CCS Group Stockholders covered by this Agreement on a fully diluted basis (assuming the exercise of all warrants or options to purchase Common Stock and the conversion of all Securities convertible into shares of Common Stock held by such CCS Group Stockholder) at the time of the proposed amendment; provided,
                                                                   --------
however, that no amendment may adversely affect the rights of the CCS Group
-------
Stockholders under Sections 2 and 3 of this Agreement without the consent of each CCS Group Stockholder.

          8.3  Waiver.  No waiver of any Section of provision of this Agreement
               ------
will be valid unless in a writing signed by the party to be charged and only to the extent set forth in that writing. Unless such a writing expressly provides otherwise, any waiving by any party of any Section or provision of this Agreement will not operate or be construed as a waiver of any subsequent breach of this Agreement or constitute a course of conduct which may be relied upon to justify any subsequent breach of this Agreement.

          8.4  Notices.  All notices, demands and other communications called
               -------
for or required by this Agreement shall be in writing and shall be addressed to the parties at their respective addresses stated below or to such other address as a party may subsequently designate by written notice to the other parties. Communications hereunder shall be deemed to have been received (i) upon delivery in person, (ii) five days after mailing it by U.S. certified mail, return receipt requested and postage prepaid, (iii) the first business day after depositing it with a commercial overnight carrier which provides written verification of delivery, or (iv) the day of transmission if sent before 2:00 p.m. recipient's time by facsimile transmission (with confirmation of receipt) provided that a copy of such notice is sent on the same day by U.S. certified mail, return receipt requested and postage prepaid, with an indication that the original was sent by facsimile and the date of its transmittal.

          If to the Corporation to:

                    PaeTec Corp.

                    290 Woodcliff Drive
                    Fairport, New York
                    Attention: President and Chief Executive Officer
                    Telecopier: (716) 340-2547

          with a copy to:

                    Bond, Schoeneck & King, LLP
                    One Lincoln Center
                    Syracuse, New York 13202
                    Attention: Wallace J. McDonald, Esq.
                    Facsimile: (315) 422-3598

or at such other address and to the attention of such other person as the Corporation may designate by written notice to the CCS Group Stockholders. Notices to any CCS Group Stockholder shall be addressed to such stockholder at the most current address set forth in the Corporation's books and records with a copy to:

                    Kirkland & Ellis
                    200 East Randolph Drive
                    Chicago, IL 60601
                    Attention: David A. Breach, Esq.
                    Facsimile Number: (312) 861-2200

or at such other address and to the attention of such other person as the applicable CCS Group Stockholder may designate by written notice to the Corporation. Notices to the Majority Stockholders shall be addressed to:

                    Arunas A. Chesonis
                    c/o PaeTec Corp.
                    290 Woodcliff Drive
                    Fairport, New York 14450
                    Facsimile: (716) 340-2547

                    Christopher Edgecomb, Trustee
                      of the Christopher E. Edgecomb Living Trust dated April 25, 1998
                    c/o STAR Telecommunications, Inc.
                    223 East De La Guerra
                    Santa Barbara, California 93101
                    Facsimile: (805) 884-1137

                    Jeffrey Sudikoff
                    P.O. Box 491669

                    Los Angeles, California 90049
                    Facsimile: (310) 382-3376

or at such other address and to the attention of such other person as the Majority Stockholders may designate by written notice to the Corporation.

          8.5  Binding Effect and Assignment.  This Agreement, and the rights
               -----------------------------
and duties under it, will be binding upon and inure to the benefit of (a) the Corporation, its successors and assigns, and (b) each Stockholder, its successors and assigns. No Stockholder may assign its rights under this Agreement or delegate its duties hereunder unless such Stockholder both assigns its rights and delegates its duties hereunder and such assignment and delegation is made in connection with a Transfer of Securities by a CCS Group Stockholder to a third party who is not a Permitted Transferee, such transferee shall only enjoy the rights of a CCS Group Stockholder pursuant to Section 3 of this Agreement and not the rights of a CCS Group Stockholder pursuant to Sections 2, 4 and 5 of this Agreement. In connection with any Transfer to any Permitted Transferee, or to any third party as contemplated by the preceding sentence of this Section 8.5, the transferring Stockholder shall obtain from such transferee an agreement in writing, in a form reasonably satisfactory to the applicable parties, to be bound by this Agreement and that Securities transferred shall remain subject to the terms of this Agreement.

          8.6  Governing Law.  This Agreement will be governed by, and construed
               -------------
and enforced in accordance with, the laws of the State of New York, except that if any provision of this Agreement or any part of any such provision would be illegal, invalid or enforceable under such laws in connection with a suit or proceeding validity instituted in another jurisdiction, then the laws of such other jurisdiction will govern insofar as is necessary to sustain the legality, validity or Enforceability of such provision or any part of such provision.

          8.7  Captions.  Captions to the various Sections in this Agreement are
               --------
for the convenience of the parties only and will not affect the meaning or interpretation of this Agreement.

          8.8  Enforceability and Interpretation.  It is the desire and intent
               ---------------------------------
of the parties to this Agreement that the terms, provisions, conditions, covenants, representations, warranties, and remedies contained in this Agreement will be enforceable to the fullest extent permitted by law. If any term, provision, condition, covenant, representation, warranty, or remedy of this Agreement or the application thereof to any person or circumstances will, to any extent, be construed to be illegal, invalid, or unenforceable, in whole or in part, then such terms, provisions, condition, covenant, representation, warranty, or remedy will be construed in a manner so as to permit its enforceability under the applicable law to the fullest extent permitted by such law. In any case, the remaining terms, provisions, conditions, covenants, representations, warranties, and remedies of this Agreement or the application thereof to any person or circumstance, except those which have been held illegal, invalid, or unenforceable, will remain in full force and effect.

          8.9  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which will be deemed an original, but together they will constitute one and the same instrument.

          8.10 Additional Documents.  Each Stockholder agrees to execute any and
               --------------------
all documents, instruments, certificates and communications deeded to be necessary or desirable by the Corporation to effectuate or reconfirm the applicability of this Agreement to any and all future transaction affecting the Corporation, the Securities, or any Stockholder.

          8.11 Cost of Enforcement.  Any party of this Agreement shall pay to
               -------------------
any other party all fees and expenses (including reasonable fees and expenses of attorneys) incurred by such other party in enforcing its rights under this Agreement against such party.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement with full force and effect as of the day and year first written above.

                                   THE CORPORATION:

                                   PAETEC CORP.

                                   By: Arunas A. Chesonis
                                      -----------------------------------------

                                      Its: President
                                          -------------------------------------


                                   MAJORITY STOCKHOLDERS:

                                   /s/ Arunas A. Chesonis
                                   --------------------------------------------
                                   Arunas A. Chesonis

                                   CHRISTOPHER E. EDGECOMB
                                   LIVING TRUST, dated April 25, 1998

                                   /s/ Christopher Edgecomb
                                   --------------------------------------------
                                   Christopher Edgecomb, Trustee

                                   /s/ Jeffrey Sudikoff
                                   --------------------------------------------
                                   Jeffrey Sudikoff


                                   CCS GROUP STOCKHOLDERS:

                                   ALLIANCE CABLETEL HOLDINGS, L.P., a Delaware limited partnership

                                   By: KOCOM COMMUNICATIONS, INC., a
                                       Delaware limited partnership

                                   By: /s/ James A. Kofalt
                                      -----------------------------------------
                                      James A. Kofalt, President

                                   KLINE HAWKES CALIFORNIA SBIC, L.P.

                                   By: [SIGNATURE ILLEGIBLE]
                                      ----------------------------------------

                                      Its: Chairman
                                          ------------------------------------
                                   THE UNION LABOR LIFE INSURANCE COMPANY
                                   SEPARATE ACCOUNT P


                                   By: [SIGNATURE ILLEGIBLE]
                                      ----------------------------------------

                                      Its: VP Investments
                                          ------------------------------------

                                   /s/ Robert I. Schwartz
                                   -------------------------------------------
                                   Robert I. Schwartz

                                   /s/ Kenneth M. Kiraly
                                   -------------------------------------------
                                   Kenneth M. Kiraly

                                   /s/ Susan F. Kiraly
                                   -------------------------------------------
                                   Susan F. Kiraly

                                   /s/ Richard P. Rizzutti
                                   -------------------------------------------
                                   Richard P. Rizzutti

                                   /s/ Bryant Hopper
                                   -------------------------------------------
                                   Bryant Hopper

                                   /s/ Ronald S. Johnson
                                   -------------------------------------------
                                   Ronald S. Johnson

                                   /s/ Lodwrick Cook
                                   -------------------------------------------

                                   Lodwrick Cook

                                   /s/ Peter Cracovaner
                                   -------------------------------------------
                                   Peter Cracovaner

                                   /s/ Richard Cunningham
                                   -------------------------------------------
                                   Richard Cunningham

                                   /s/ Thomas O. FitzGerald
                                   -------------------------------------------
                                   Thomas O. FitzGerald

                                   /s/ Wendy Foliano
                                   -------------------------------------------
                                   Wendy Foliano

                                   /s/ Joseph Golden
                                   -------------------------------------------
                                   Joseph Golden

                                   /s/ Stephen Mayo
                                   -------------------------------------------
                                   Stephen Mayo

                                   /s/ Karen Sancimino
                                   -------------------------------------------
                                   Karen Sancimino

                                   /s/ Clinton Walker
                                   -------------------------------------------
                                   Clinton Walker

                                   SCHEDULE A

Robert I. Schwartz
Kenneth M. and Susan F. Kiraly
Richard P. Rizzuti
Bryant Hopper
Ronald S. Johnson
Lodwrick Cook
Peter Cracovaner
Richard Cunningham
Thomas O. FitzGerald
Wendy Foliano
Joseph Golden
Stephen Mayo
Karen Sancimino
Clinton Walker

                                   SCHEDULE B

                                           Common Stock          Options
     Holder                               (Number of Shares) (Number of Shares)
     ------                               ------------------ -----------------

Alliance Cabletel Holdings, L.P.              2,465,478                --

Kline Hawkes California SBIC, L.P.            1,703,652                --

The Union Labor Life Insurance                1,702,042                --
Company - Separate Account P

Robert I. Schwartz                               26,700            27,798

Kenneth M. & Susan F. Kiraly                     12,855                --

Richard P. Ruzzuti                                3,245                --

Bryant Hopper                                     1,217                --

Ronald S. Johnson                                 1,560                --

Lodwrick Cook                                        --            14,174

Peter Cracovaner                                  2,434                --

Richard Cunningham                                   --             7,411

Thomas O. FitzGerald                                 --             4,833

Wendy Foliano                                        --             3,222

Joseph Golden                                        --            44,418

Stephen Mayo                                         --            18,830

Karen Sancimino                                      --             4,833

Clinton Walker                                       --            36,109

                                   SCHEDULE C

          Name                             Class                      Shares
          ----                             -----                      ------
Arunas A. Chesonis               Class A Common Stock                 43,620
                                 Class B Common Stock              2,450,000

Jeffrey Sudikoff                 Class B Common Stock              1,200,048

Christopher Edgecomb Living      Class A Common Stock                145,000
Trust, dated April 25, 1998      Class B Common Stock              2,400,000

                                  SCHEDULE 3.1

          As of the date hereof, there were outstanding options to acquire an aggregate of 1,967,437 shares of Class A Common Stock of the Corporation pursuant to the PaeTec Corp. 1998 Incentive Compensation Plan. In addition, on the date hereof, there were outstanding warrants to purchase an aggregate of 40,000 shares of Class A Common Stock of the Corporation.